     PRIMARK CORPORATION
     SAVINGS AND STOCK
     OWNERSHIP PLAN
     (FORMERLY PRIMARK
     CORPORATION EMPLOYEE
     STOCK OWNERSHIP PLAN)

     Financial Statements for the Years
     Ended December 31, 1997 and 1996 and
     Supplemental Schedules as of and
     for the year ended December 31, 1997
     and Independent Auditors' Report

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN
(FORMERLY PRIMARK CORPORATION EMPLOYEE STOCK
OWNERSHIP PLAN)


TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                          PAGE

INDEPENDENT AUDITORS' REPORT                                               1-2

FINANCIAL STATEMENTS FOR THE YEARS ENDED
   DECEMBER 31, 1997 AND 1996:

   Statements of Net Assets Available for Benefits                          3

   Statements of Changes in Net Assets Available for Benefits               4

   Notes to Financial Statements                                          5-14

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
   DECEMBER 31, 1997:

   Item 27a - Schedule of Assets Held for Investment Purposes              15

   Item 27d - Schedule of Reportable Transactions                         16-17




Schedules required under the Employee Retirement Income Security Act of 1974, other than the schedules listed above, are omitted because of the absence of the conditions under which the schedules are required.

INDEPENDENT AUDITORS' REPORT

To the Plan Committee of the Primark Corporation Savings and Stock Ownership Plan (formerly Primark Corporation
  Employee Stock Ownership Plan):


We have audited the accompanying statements of net assets available for benefits of the Primark Corporation Savings and Stock Ownership Plan (the "Plan") (formerly Primark Corporation Employee Stock Ownership Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as explained in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA"), investment assets held by NationsBank, N.A., the previous trustee of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1996 financial statements, except for comparing the information provided by the trustee, which is summarized in Note 9, with related information included in the financial statements.

As described in Note 1 to the financial statements, effective January 1, 1997, the Plan was amended and restated to add a cash or deferred arrangement under
Section 401(k) of the Internal Revenue Code (the "Code") to reflect the merger of plan assets of certain affiliated companies and to rename the Plan.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the Plan's financial statements as of December 31, 1996. The form and content of the information included in the 1996 financial statements, other than that derived from the information certified by the trustee, have been audited by us and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA.

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit of the Plan's financial statements as of and for the year ended December 31, 1997 was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements for the year ended December 31, 1997 and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.






Deloitte & Touche LLP







Boston, MA

May 28, 1998

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN
(FORMERLY PRIMARK CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN)


STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                 1997                       1996
                                           -------------------------------------
                                            ALLOCATED   UNALLOCATED    TOTAL
ASSETS

INVESTMENTS, At fair value:
  Mutual funds               $18,168,630   $         -       $ -     $         -
  Guaranteed investment
    contract                     553,007             -         -               -
  Money market                 2,550,182             -         -               -
  Participant loans              938,472             -         -               -
  Common stock - Primark
    Corporation               20,988,803    14,782,234         -      14,782,234
  NationsBank Prime
    Portfolio                          -             -        60              60
                             -----------   -----------       ---     -----------

      Total investments       43,199,094    14,782,234        60      14,782,294

CONTRIBUTIONS RECEIVABLE:
  Employer                        23,174             -         -               -
  Participant                     71,051             -         -               -
                             -----------   -----------       ---     -----------
NET ASSETS AVAILABLE
  FOR BENEFITS               $43,293,319   $14,782,234       $60     $14,782,294
                             ===========   ===========       ===     ===========

See notes to financial statements.

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN
(FORMERLY PRIMARK CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN)

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                1997                       1996
                                          -------------------------------------
                                           ALLOCATED   UNALLOCATED    TOTAL
ADDITIONS:
Investments income:
 Net appreciation
  (depreciation) of
  investments               $ 9,759,594   $(3,135,625)  $        -  $(3,135,625)
 Interest and dividends       1,325,926             -            3            3
                            -----------   -----------   ----------  -----------
   Total investment
    income                   11,085,520    (3,135,625)           3   (3,135,622)
                            -----------   -----------   ----------  -----------

Contributions:
  Employer                    1,626,719             -            -            -
  Participant                 4,717,688             -            -            -
                            -----------   -----------   ----------  -----------

   Total contributions        6,344,407             -            -            -
                            ===========   ===========   ==========  ===========

Transfers from other plans   14,832,113             -            -            -

Allocation of shares to
  participant accounts                -       723,869            -      723,869
                            -----------   -----------   ----------  -----------

  Total additions            32,262,040    (2,411,756)           3   (2,411,753)
                            -----------   -----------   ----------  -----------

DEDUCTIONS:
  Benefits paid to plan
    participants              3,745,794       878,190            -      878,190
  Participant expenses            5,211             -            -            -
  Allocation of shares to
    participant accounts              -             -      723,869      723,869
                            -----------   -----------   ----------  -----------

  Total deductions            3,751,015       878,190      723,869    1,602,059
                            -----------   -----------   ----------  -----------

NET INCREASE (DECREASE)      28,511,025    (3,289,946)    (723,866)  (4,013,812)

NET ASSETS AVAILABLE
 FOR BENEFITS:
  Beginning of year          14,782,294    18,072,180      723,926   18,796,106
                            -----------   -----------   ----------  -----------

  End of year               $43,293,319   $14,782,234   $       60  $14,782,294
                            ===========   ===========   ==========  ===========

See notes to financial statements.

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN
(FORMERLY PRIMARK CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     DESCRIPTION OF PLAN

       The following description of the Primark Corporation (the "Company") Savings and Stock Ownership Plan (the "Plan") (formerly Primark Corporation Employee Stock Ownership Plan) provides only general information. Participants should refer to the plan agreement, which can be obtained from the plan administrator, for a more complete description of the Plan's provisions.

       GENERAL - The Plan is a defined contribution plan which covers employees of the Company, certain affiliated companies and one unconsolidated investee, Primark Decision Economics ("PDE"). Employees are eligible to participate in the Plan as of the effective date of the Plan, January 1, 1989. The Plan was restated effective January 1, 1989 and amended October 1, 1992, July 1, 1994, September 1, 1994, and January 1, 1997 to include additional affiliated companies and one unconsolidated investee. The January 1, 1997 amendment also restructured the Plan from a single company employee stock ownership plan to a plan structured under the provisions of Section 401(k) of the Internal Revenue Code (the "Code") and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Participation in the Plan permits eligible employees to defer a portion of their compensation in order to promote savings on a tax-favored basis and to benefit from a matching Company contribution. Full-time employees hired after the effective dates of the Plan and related amendments are eligible to participate on the first day in the calendar quarter following their date of hire. Part-time employees are eligible to participate after completing at least 1,000 hours of service.

       As of January 1, 1997, Fidelity Management Trust Company became trustee for the Plan. The Plan is sponsored by the Company and PDE and administered by the Primark Savings and Stock Ownership Plan Committee.

       FUNDING - The Plan was funded in 1989 by a direct transfer of assets from the trustee of the Primark Corporation Employees' Retirement Plan, which was terminated effective as of September 1, 1988. The transfer of assets was invested in Primark Corporation common stock and will be held in a suspense account until allocated to participants' accounts in accordance with the Plan's provisions.

       ALLOCATION OF SHARES - Prior to January 1, 1997, all participants, as of the last day of the plan year, were allocated the maximum number of whole shares of Primark Corporation common stock within the limits of the Code, based on compensation as defined by the Plan. The annual allocation was not less than the lesser of the maximum amount allowable under Code limitations or one-eighth of the amount attributable to the Company stock acquired, provided the number of shares held in the suspense account was sufficient to provide for a full allocation. If the number of shares remaining was not sufficient for a full allocation, the allocation was calculated considering each participant's compensation as a percentage of the aggregate total compensation of all plan participants for that plan year. At December 31, 1996, all plan assets were allocated to plan participants.

       CONTRIBUTIONS - Effective with the January 1, 1997 amendment, each participant may contribute from 1% to 15% of his or her eligible compensation with total before tax contributions not to exceed the maximum established by the Code. The Company will match 50% of the first 6% in deferred contributions made by a plan participant.

       TRANSFERS FROM OTHER PLANS - As a result of the January 1, 1997 amendment, the assets of the former Primark Corporation Employee Stock Ownership Plan were merged with the assets of the Disclosure Incorporated 401(k) Plan, the I/B/E/S International, Inc. Retirement Savings Plan, the Yankee Group Research, Inc. 401(k) Plan and the WSI Corporation Employee Savings Plan. In addition, employees of certain other recently acquired affiliates were also permitted to enroll in the Plan. The transfer of assets resulting from this merger, as well as the transfer of individual balances for participants enrolled at newly acquired companies and participant rollovers, are reported as transfers from other plans.

       VESTING - Participants are always fully vested in their contributions. Vesting in employer matching contributions occurs upon death, total and permanent disability, attainment of 65 years of age, or completion of three years of service.

       Participants who terminate employment will not forfeit their accounts until five years after terminating employment, as defined in the Plan's provisions. Prior to the January 1, 1997 amendment when forfeitures occurred five years after terminating employment, they were allocated to participant accounts in proportion to their compensation as of the last day of the plan year. Such allocations reduce the funding allocation described above. At December 31, 1996, forfeited nonvested shares were allocated to participant accounts. Subsequent to the 1997 amendment, forfeitures are used to reduce future company matching contributions.

       DISTRIBUTIONS - Upon termination from service, a participant's vested account balance will be distributed. Prior to the January 1, 1997 amendment, distributions were made in whole shares of Company common stock. Effective with the January 1, 1997 amendment, cash distributions from the Plan are permitted upon the participant's attainment of age
       59 1/2, termination of employment, retirement, death, or disability. In addition, withdrawals are also permitted for certain events that result in financial hardship to the participant.

       PARTICIPANT LOANS - Subsequent to January 1, 1997, participants may borrow from their fund accounts a minimum of $500 up to a maximum of 50% of their vested account balances. The total loan balance outstanding for any one participant may not exceed $50,000. Participant loans bear interest at the prime rate of interest in effect on the first day of the calendar quarter in which the loan was made. Loans are repaid through payroll deduction over a period of up to five years for general loans or twenty-five years for the purchase of a principal residence.

       PARTICIPANTS' ACCOUNTS - Prior to the January 1, 1997 amendment, each participant's account was credited with an allocation of shares of Company stock. Subsequent to the 1997 amendment, each account is credited with the participant's contributions, employer matching contributions and earnings attributable to the individual's investments.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       METHOD OF ACCOUNTING - The accompanying financial statements have been prepared on the accrual basis of accounting. Purchases and sales of securities are recorded on the trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

       INVESTMENT VALUATION - Investments are stated at fair value, except for guaranteed investment contracts, which are valued at contract value. Mutual funds are valued at quoted market prices, which represents the net asset value of shares held by the Plan at year end. Participant loans are recorded at cost, which approximates fair value.

       PLAN EXPENSES - All expenses related to the administration of the Plan have been assumed by the plan sponsors. Broker fees related to the sale of a participant's shares of Primark Corporation common stock and loan origination fees are the responsibility of the participant. Participant fees are recorded as incurred.

       BENEFITS TO PARTICIPANTS - Benefits to participants are recorded when paid.

       ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

3.     INVESTMENTS

       The following table presents the fair values of investments for the years ended December 31, 1997 and 1996:

                                                        1997            1996

INVESTMENTS AT FAIR VALUE
  Fidelity ContraFund                               $ 4,122,597*    $         -
  Fidelity Growth & Income Portfolio                  2,880,342*              -
  Fidelity Government Securities Fund                   678,357               -
  Fidelity Select Technology Fund                       583,595               -
  Fidelity Equity-Income II Fund                        485,753               -
  Fidelity Asset Manager - Growth                       309,796               -
  Fidelity Spartan U.S. Equity Index Fund             3,020,792*              -
  Primark Managed Income Fund                           553,007               -
  Janus Worldwide Fund                                2,091,351               -
  PBHG Emerging Growth Fund                             648,041               -
  PBHG Growth Fund                                    1,416,414               -
  Founders Balanced Fund                              1,859,996               -
  Warburg Pincus Global Fixed Income Fund                71,596               -
  Other                                                       -              60
  Primark common stock                               20,988,803*     14,782,234*
  Primark Money Market                                2,550,182*              -
  Participant loans                                     938,472               -
                                                    -----------     -----------

  Total                                             $43,199,094     $14,782,294
                                                    ===========     ===========

* Represents 5% or more of net assets available for benefits.

       During 1997 and 1996, the Plan's investments (including investments bought, sold and held during the year) appreciated/(depreciated) in value by $9,759,594 and ($3,135,625), respectively as follows:


                                          1997               1996

       Mutual Funds                    $1,384,206        $         -
       Primark common stock             8,402,819         (3,135,625)
       Other                              (27,441)                 -
                                       ----------        -----------
                                       $9,759,594        $(3,135,625)

       The plan's investments consist of the following:

       FIDELITY ASSET MANAGER - GROWTH - The fund seeks to maximize total return for the long term by allocating its assets among domestic and foreign stocks, bonds and money market instruments. The fund's assets are typically invested with 70% in stock, 25% in bonds and 5% in money market instruments, but the fund may invest from 50% to 100% in stocks, 5% to 50% in bonds, and 5% to 50% in money market instruments.

       FIDELITY CONTRAFUND - The fund seeks long-term capital appreciation through investment in the common stock and convertible securities of foreign and domestic companies that are believed to be out of favor or undervalued.

       FIDELITY EQUITY-INCOME II FUND - The fund attempts to provide current income by investing at least 65% of its assets in income-producing domestic and foreign equity securities and the remainder in debt obligations of all types and quality. The fund attempts to generate returns that are greater than the composite yield of the S&P 500 Index.

       FIDELITY GOVERNMENT SECURITIES FUND - The fund seeks a high level of current income by investing in securities issued by U.S. Government agencies or instrumentalities that are exempt from state and local taxes.

       FIDELITY GROWTH & INCOME PORTFOLIO - The fund seeks high total return by providing investors with current income and capital appreciation. To achieve its objectives, the fund primarily invests in U.S. and foreign common and preferred stocks, securities convertible into common stock and fixed-income securities that provide both current income (in the form of dividends) and the potential for growth in earnings.

       PRIMARK MANAGED INCOME FUND - The fund is a commingled pool managed by the Fidelity Management Trust Company that attempts to maintain a stable value while providing current income. The fund invests in high-quality, short-term money market securities for which the U.S. Government, its agencies or instrumentalities guarantees timely payment of principal and interest.

       FIDELITY SELECT TECHNOLOGY FUND - The fund seeks capital appreciation through investment in securities of companies established in the technology industry. The fund typically holds 80% of its assets in companies that may benefit from technological advances but may invest in any company eligible for purchase in any of Fidelity's other technology-related portfolios.

       FIDELITY SPARTAN U.S. EQUITY INDEX FUND - The fund attempts to duplicate the investment composition and yield earned by the S&P 500 Index by investing in the companies that make up the Index, as well as those that are based on the value of the Index.

       FOUNDERS BALANCED FUND - The fund attempts to provide both current income and long-term growth by investing in a variety of dividend-paying common stocks (located both in the U.S. and abroad) as well as U.S. and foreign government obligations and corporate bonds. The fund is required to hold at least 25% of its assets in fixed-income, investment-grade securities.

       JANUS WORLDWIDE FUND - The fund invests in common stocks of foreign and domestic companies of any size.

       PBHG EMERGING GROWTH FUND - The fund seeks growth by investing in the common stock of micro and small sized U.S. companies that are believed to have strong earnings potential and significant capital appreciation. The market capitalizations for the companies in which this fund invests typically range from $10 to $250 million.

       PBHG GROWTH FUND - The fund seeks growth by investing in the common stock of small and medium sized U.S. companies that are believed to have strong earnings potential and significant capital appreciation.

       WARBURG PINCUS GLOBAL FIXED INCOME FUND - The fund attempts to provide a high return. To achieve that goal, the fund invests primarily in government and corporate bonds and fixed-income investments in various currencies, including the U.S. dollar. The fund may not invest more than 25% of its assets in any one foreign government, it agencies, instrumentalities, or political subdivisions. The fund may invest up to 20% of its assets in common stock, convertible securities and other equity securities and up to 35% in fixed income securities that are rated below investment grade.

       PRIMARK MONEY MARKET - The fund is a commingled money market pool managed by Fidelity which invests in high-quality short-term money market securities for which the U.S. Government or its agencies or instrumentalities guarantees timely payment of principal and interest.

       PRIMARK COMMON STOCK - Contributions are made to directly in shares of Primark common stock. Investing in a non-diversified, unmanaged single stock inherently involves more investment risk than investing in a diversified fund as performance is tied directly to the performance of the Company as well as that of the stock market as a whole.

4.     FUND INFORMATION

       Participant and employer contributions, transfers from other plans, distributions to participants, net appreciation (depreciation) of investments and interest and dividends by fund are as follows for the years ended December 31, 1997 and 1996:

                                                        1997            1996

Interest and dividends:
  Fidelity ContraFund                                $  389,111     $         -
  Fidelity Growth & Income Portfolio                    118,888               -
  Fidelity Government Securities Fund                    24,195               -
  Fidelity Select Technology Fund                       135,398               -
  Fidelity Equity-Income II Fund                         47,297               -
  Fidelity Asset Manager - Growth                        31,564               -
  Fidelity Spartan U.S. Equity Index Fund                60,084               -
  Primark Managed Income Fund                            27,957               -
  Janus Worldwide Fund                                  142,250               -
  PBHG Emerging Growth Fund                                   -               -
  PBHG Growth Fund                                            -               -
  Founders Balanced Fund                                156,967               -
  Warburg Pincus Global Fixed Income Fund                 7,035               -
  Other                                                     510               3
  Primark common stock                                        5               -
  Primark Money Market                                  133,018               -
  Participant loans                                      51,647               -
                                                     ----------     -----------
Total                                                $1,325,926     $         3
                                                     ==========     ===========

Net appreciation (depreciation) of investments:
  Fidelity ContraFund                                $  349,173     $         -
  Fidelity Growth & Income Portfolio                    423,465               -
  Fidelity Government Securities Fund                    11,700               -
  Fidelity Select Technology Fund                      (158,064)              -
  Fidelity Equity-Income II Fund                         33,674               -
  Fidelity Asset Manager - Growth                         3,626               -
  Fidelity Spartan U.S. Equity Index Fund               556,926               -
  Primark Managed Income Fund                                 -               -
  Janus Worldwide Fund                                  107,908               -
  PBHG Emerging Growth Fund                               6,053               -
  PBHG Growth Fund                                      (57,213)              -
  Founders Balanced Fund                                112,272               -
  Warburg Pincus Global Fixed Income Fund                (5,304)              -
  Other                                                 (27,441)              -
  Primark common stock                                8,402,819      (3,135,625)
  Primark Money Market                                        -               -
  Participant loans                                           -               -
                                                     ----------     -----------
  Total                                              $9,759,594     $(3,135,625)
                                                     ==========     ===========

                                                        1997            1996

Employer contributions:

  Fidelity ContraFund                                $  316,506     $         -
  Fidelity Growth & Income Portfolio                    212,282               -
  Fidelity Government Securities Fund                    47,051               -
  Fidelity Select Technology Fund                        50,442               -
  Fidelity Equity-Income II Fund                         40,993               -
  Fidelity Asset Manager - Growth                        29,488               -
  Fidelity Spartan U.S. Equity Index Fund               192,485               -
  Primark Managed Income Fund                            21,264               -
  Janus Worldwide Fund                                  186,318               -
  PBHG Emerging Growth Fund                              81,344               -
  PBHG Growth Fund                                      169,975               -
  Founders Balanced Fund                                125,391               -
  Warburg Pincus Global Fixed Income Fund                12,068               -
  Other                                                      64               -
  Primark common stock                                   31,329               -
  Primark Money Market                                  109,719               -
  Participant loans                                           -               -
                                                     ----------     -----------

  Total                                              $1,626,719     $         -
                                                     ==========     ===========

Participant contributions:

  Fidelity ContraFund                                $  699,030     $         -
  Fidelity Growth & Income Portfolio                    626,798               -
  Fidelity Government Securities Fund                   177,167               -
  Fidelity Select Technology Fund                       187,074               -
  Fidelity Equity-Income II Fund                        120,672               -
  Fidelity Asset Manager - Growth                       127,249               -
  Fidelity Spartan U.S. Equity Index Fund               644,814               -
  Primark Managed Income Fund                            65,826               -
  Janus Worldwide Fund                                  600,306               -
  PBHG Emerging Growth Fund                             264,411               -
  PBHG Growth Fund                                      420,078               -
  Founders Balanced Fund                                305,877               -
  Warburg Pincus Global Fixed Income Fund                41,942               -
  Other                                                       -               -
  Primark common stock                                   88,687               -
  Primark Money Market                                  347,757               -
  Participant loans                                           -               -
                                                     ----------     -----------

  Total                                              $4,717,688     $         -
                                                     ==========     ===========

                                                        1997            1996

Transfers from other qualified plans:
  Fidelity ContraFund                               $ 2,271,373               -
  Fidelity Growth & Income Portfolio                  1,517,011               -
  Fidelity Government Securities Fund                   254,154               -
  Fidelity Select Technology Fund                       291,848               -
  Fidelity Equity-Income II Fund                        192,375               -
  Fidelity Asset Manager - Growth                        77,374               -
  Fidelity Spartan U.S. Equity Index Fund             1,586,130               -
  Primark Managed Income Fund                           456,333               -
  Janus Worldwide Fund                                  481,940               -
  PBHG Emerging Growth Fund                             412,831               -
  PBHG Growth Fund                                      275,131               -
  Founders Balanced Fund                                448,667               -
  Warburg Pincus Global Fixed Income Fund                27,494               -
  Other                                               5,303,315               -
  Primark common stock                                       (4)              -
  Primark Money Market                                  720,832               -
  Participant loans                                     515,309               -
                                                    -----------     -----------

  Total                                             $14,832,113     $         -
                                                    ===========     ==========

                                                        1997            1996

Distributions to participants:

  Fidelity ContraFund                                $  280,704     $        -
  Fidelity Growth & Income Portfolio                    200,257              -
  Fidelity Government Securities Fund                    49,496              -
  Fidelity Select Technology Fund                        14,886              -
  Fidelity Equity-Income II Fund                         26,509              -
  Fidelity Asset Manager - Growth                         2,085              -
  Fidelity Spartan U.S. Equity Index Fund               340,652              -
  Primark Managed Income Fund                            10,903              -
  Janus Worldwide Fund                                  102,417              -
  PBHG Emerging Growth Fund                               7,748              -
  PBHG Growth Fund                                      230,514              -
  Founders Balanced Fund                                196,966              -
  Warburg Pincus Global Fixed Income Fund                 2,243              -
  Other                                                     163              -
  Primark common stock                                1,773,366              -
  Primark Money Market                                  449,733              -
  Participant loans                                      57,152              -
                                                     ----------     ----------

  Total                                              $3,745,794     $        -
                                                     ==========     ==========


5.     RELATED-PARTY TRANSACTIONS

       During 1989, the Plan purchased 965,000 shares of Primark Corporation common stock with an aggregate fair market value at the date of acquisition of $7,720,000. At December 31, 1997 and 1996, the Plan held 515,949 shares with a fair value of $20,988,803 and 597,262 shares with a fair value of $14,782,234, respectively.

6.     PLAN TERMINATION

       Although it has not expressed any intent to do so, the Company has the right under the Plan to suspend its contributions at any time and to terminate the Plan subject to the provision of ERISA. In the event of the Plan termination, participants will become fully vested in their accounts.

7.     BENEFITS PAYABLE TO TERMINATED PARTICIPANTS

       On December 31, 1996, vested shares with an aggregate market value of $923,200 were held in the trust for participants who had terminated employment but had not yet received distributions from their accounts.

8.     TAX STATUS OF THE PLAN

       The Plan obtained its latest determination letter dated December 17, 1997 in which the Internal Revenue Service stated that the Plan as then designed, was in compliance with the applicable requirements of the Code. The Plan Committee believes that the Plan is currently designed and being operated in compliance with the Code. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

9.     DESCRIPTION OF FINANCIAL INFORMATION CERTIFIED BY THE TRUSTEE (UNAUDITED)

       The following summarizes the unaudited plan information included in the accompanying financial statements as of and for the plan year ended December 31, 1996. The plan trustee has certified that such information is complete and accurate.

                                                                        1996
       Statements of Net Assets Available for Benefits-Investments   $14,782,294

       Statements of Changes in Net Assets Available for Benefits:
          Net depreciation of investments                             (3,135,625)
          Interest and dividends                                               3

       Note 3 to the financial statements


10.    SUBSEQUENT EVENT

       On May 1, 1998, participant account balances of WSI, an affiliated company, were transferred out of the Plan to the newly established WSI Corporation Savings Plan.


                                 * * * * * * *

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN
(FORMERLY PRIMARK CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN)


ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------------------

                                 c) DESCRIPTION OF INVESTMENT,
         b) IDENTITY OF ISSUE,       INCLUDING MATURITY DATE,
             BORROWER, LESSOR        RATE OF INTEREST, COLLATERAL,                              e) CURRENT
   a)        OR SIMILAR PARTY        PAR OR MATURITY VALUE                   d) COST                VALUE

   Mutual Funds                 Fidelity ContraFund**                       $ 3,834,557       $   4,122,597
                                Fidelity Growth & Income Portfolio**          2,443,452           2,880,342
                                Fidelity Government Securities Fund**           666,964             678,357
                                Fidelity Select Technology Fund**               725,909             583,595
                                Fidelity Equity-Income II Fund**                459,495             485,753
                                Fidelity Asset Manager - Growth**               309,356             309,796
                                Fidelity Spartan U.S. Equity Index Fund**     2,380,677           3,020,792
                                Janus Worldwide Fund                          2,015,451           2,091,351
                                PBHG Emerging Growth Fund                       638,308             648,041
                                PBHG Growth Fund                              1,417,571           1,416,414
                                Founders Balanced Fund                        1,774,821           1,859,996
                                Warburg Pincus Global Fixed Income Fund          76,221              71,596
     Common Stock               Primark common stock**                        4,252,523          20,988,803
     Commingled Pool            Primark Money Market**                        2,550,182           2,550,182
                                Primark Managed Income Fund**                   553,007             553,007
     Participant Loans          Participant loans**                             938,472             938,472
                                                                            -----------         -----------

                                                                            $25,036,966         $43,199,094
                                                                            ===========         ===========


  ** Represents a party-in-interest to the Plan.

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN
(FORMERLY PRIMARK CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN)


ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   (h) CURRENT VALUE
                                                                                                        OF ASSET ON
                                                          (c) PURCHASE  (d) SELLING   (g) COST OF       TRANSACTION    (i) NET GAIN
(a) IDENTITY OF PARTY INVOLVED  (b) DESCRIPTION OF ASSET      PRICE          PRICE         ASSET            DATE           OR (LOSS)

SERIES OF TRANSACTIONS

Fidelity ContraFund             Mutual Funds                $2,415,285     $      -    $2,415,285         $      -         $      -
                                                                     -      796,501       735,370          796,501           61,131

Fidelity Growth &               Mutual Funds                 1,720,946            -     1,720,946                -                -
  Income Portfolio                                                   -      692,663       642,401          692,663           50,262

Fidelity Government             Mutual Funds                   645,205            -       645,205                -                -
  Securities Fund                                                    -      175,161       176,403          175,161           (1,242)

Fidelity Select                 Mutual Funds                   888,692            -       888,692                -                -
  Technology Fund                                                    -      147,033       162,783          147,033          (15,750)

Fidelity Spartan U.S.           Mutual Funds                 1,831,125            -     1,831,125                -                -
  Equity Index Funds                                                 -      646,947       528,795          646,947          118,152

Janus Worldwide Fund            Mutual Funds                 2,317,660            -     2,317,660                -                -
                                                                            432,123       400,116          432,123           32,007

                                                                                                                         (Continued)

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN
(FORMERLY PRIMARK CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN)


ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   (h) CURRENT VALUE
                                                                                                        OF ASSET ON
                                                          (c) PURCHASE  (d) SELLING   (g) COST OF       TRANSACTION    (i) NET GAIN
(a) IDENTITY OF PARTY INVOLVED  (b) DESCRIPTION OF ASSET      PRICE          PRICE         ASSET            DATE           OR (LOSS)

SERIES OF TRANSACTIONS (CONTINUED)

PBHG Emerging Growth Fund       Mutual Funds                   835,739             -      835,739                -                -
                                                                     -       201,751      205,431          201,751           (3,680)
                                                                                   -

Founders Balanced Fund          Mutual Funds                 1,763,485             -    1,763,485                -                -
                                                                     -       428,736      401,649          428,736           27,087

PBHG Growth Fund                Mutual Funds                 2,125,325             -    2,125,325                -                -
                                                                     -       681,976      681,976          681,976                -

Primark common stock            Common Stock                   248,856             -      248,856                -                -
                                                                     -     1,521,907      476,026        1,521,907        1,045,881

Primark Money Market            Commingled Pool              3,198,859             -    3,198,859                -                -
                                                                     -     1,244,766    1,244,766        1,244,766                -

Primark Managed Income Fund     Commingled Pool                900,651             -      900,651                -                -
                                                                     -       350,744      350,744          350,744                -

Other                           Mutual Funds                       815             -          815                -                -
                                                                     -     4,023,776    3,909,576        4,023,776          114,200


                                                                                                                        (Concluded)